Exhibit 10.2
AMENDMENT
Dated as of January 17, 2008
          This AMENDMENT among THE DETROIT EDISON COMPANY, a Michigan corporation (the “Seller”), CITIBANK, N.A. (“Citibank”), and CITICORP NORTH AMERICA, INC., as agent (the “Agent”) for itself and Citibank.
PRELIMINARY STATEMENTS:
     (1) The Seller, Citibank, and the Agent have entered into a Trade Receivables Purchase and Sale Agreement, dated as of February  28, 1989, and an Amendment and Restatement thereof, dated as of October  1, 1991, and Amendments thereof dated as of February  28, 1994, as of February  1, 1999, as of January  27, 2000, as of January  25, 2001, as of May  28, 2003, as of February  25, 2004, as of February  18, 2005, as of January  19, 2006 and as of January 18, 2007 (said Trade Receivables Purchase and Sale Agreement, as so amended and restated and further amended, being the “Agreement”; the terms defined therein being used herein as therein defined unless otherwise defined herein).
     (2) The Seller, Citibank and the Agent have agreed to amend the Agreement as hereinafter set forth.
     SECTION 1. Amendment to Agreement. Effective as of the date hereof, the definition of “Commitment Termination Date” in Section 1.01 of the Agreement is amended by replacing the date “January 17, 2008” therein with the date “January 16, 2009.”
SECTION 2.
     SECTION 3. Representations and Warranties of the Seller. The Seller represents and warrants as follows:
     (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.
     (b) The execution, delivery and performance by the Seller of this Amendment and the Agreement, as amended hereby, and the transactions contemplated hereby and thereby are within the Seller’s corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i)  the Seller’s charter or by-laws or (ii)  law or any contractual restriction binding on or affecting the Seller and, except to the extent contemplated by the Agreement, do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.
     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Amendment or the Agreement, as amended hereby, except for the filing from time to time of continuation statements continuing the effectiveness of the

UCC Financing Statements referred to in Article  III of the Agreement, which continuation statements have been duly filed and are in full force and effect on the date hereof.
     (d) This Amendment and the Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.
     SECTION 4. Reference to and Effect on the Agreement; Consent of the Agent. (a) On and after the date hereof, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.
     (b) Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Seller, Citibank or the Agent under the Agreement, nor constitute a waiver of any provision of the Agreement.
     SECTION 5. Costs, Expenses and Taxes. The Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Amendment and the other documents to be delivered in connection therewith, including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and reasonable expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other documents to be delivered in connection therewith. In addition, the Seller shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other documents to be delivered in connection therewith, and agrees to indemnify the Agent, the Owner, Citibank, CNAI and their respective Affiliates against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.
     SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE DETROIT EDISON COMPANY
By:	/s/ David R. Murphy
Assistant Treasurer

CITICORP NORTH AMERICA, INC., Individually and as Agent
By:	/s/ Kimberly A. Conyngham
Vice President

CITIBANK, N.A.
By:	/s/ Kimberly A. Conyngham
Vice President